UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

Con-way Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-05046	94-1444798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2211 Old Earhart Road, Suite 100

Ann Arbor, Michigan 48105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (734) 757-1444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

In connection with the consummation of the Merger (described below), the Company terminated its Credit Agreement, dated as of November 4, 2010, as amended, among the Company, as the borrower, PNC Bank, National Association, as the agent, and the other parties party thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Con-way Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on September 9, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 9, 2015, with XPO Logistics, Inc., a Delaware corporation (“Parent”), and Canada Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on September 15, 2015, Merger Sub commenced a tender offer to purchase all of the outstanding shares of the common stock, par value $0.625 per share, of the Company (“Shares”), at a price of $47.60 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 15, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(a) and Exhibit (a)(1)(b), respectively, to the Schedule TO originally filed with the SEC by Merger Sub and Parent on September 15, 2015.

The Offer and withdrawal rights expired at 12:01 a.m.., New York City time, on October 30, 2015. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised Parent and Merger Sub that 46,150,072 Shares (not including 1,793,225 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 81.1% of the outstanding Shares. All conditions to the Offer having been satisfied, on October 30, 2015, Merger Sub accepted for payment all Shares validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer) (the “Acceptance Time”), and payment of the Offer Price for such Shares will be made by the Depositary.

On October 30, 2015 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each issued and outstanding Share (other than (i) Shares owned by Parent, Merger Sub or any other director or indirect wholly owned subsidiary of Parent (including Shares accepted in the Offer), (ii) Shares owned by any direct or indirect wholly owned subsidiary of the Company and (iii) stockholders of the Company who validly exercised their statutory rights of appraisal under the DGCL) was canceled and converted into the right to receive an amount in cash equal to the Offer Price (the “Per Share Merger Consideration”).

At the Effective Time, each Company stock option and stock appreciation right, whether vested or unvested, was converted into an option to purchase shares of Parent common stock or a stock appreciation right in respect of Parent common stock, as applicable, with the same terms and conditions as were applicable to such stock option or stock appreciation right immediately prior to the Effective Time, with the number of shares of Parent common stock (rounded down to the nearest whole number of shares) subject to such stock option or stock appreciation right equal to the product of (i) the total number of Shares underlying such stock option or stock appreciation right immediately prior to the Effective Time, multiplied by (ii) the quotient obtained by dividing the Per Share Merger Consideration by the volume-weighted average trading price of the Parent common stock on the NYSE for the five consecutive trading days ending on the trading day immediately preceding the Closing Date (the “Equity Award Conversion Amount”), and with the exercise price applicable to such stock option or stock appreciation right to equal the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the exercise price per Share applicable to such stock option or stock appreciation right immediately prior to the Effective Time, by (b) the Equity Award Conversion Amount.

The aggregate consideration paid in the Offer and Merger was approximately $3 billion, without giving effect to related transaction fees and expenses.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 10, 2015.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified the NYSE that the Merger had been consummated, and requested that the trading of Shares on NYSE be suspended prior to market open on the Closing Date and that the listing of the Shares on NYSE be withdrawn. In addition, the Company requested that NYSE file with the SEC a notification on Form 25 to report the delisting the Shares from NYSE and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of the Company occurred and the Company now is a wholly owned subsidiary of Parent. The information set forth under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, and at the Effective Time, each of the directors of the Company immediately prior to the Effective Time, voluntarily resigned from the Board of the Directors of the Company and Gordon E. Devens and John J. Hardig became the sole directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated By-laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.	Other Events.

On October 30, 2015, Parent issued a press release relating to the expiration of the Offer and the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 9, 2015, by and among Con-way Inc., XPO Logistics, Inc. and Canada Merger Corp. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Con-way Inc. with the SEC on September 10, 2015).

3.1	Amended and Restated Certificate of Incorporation of Con-way Inc.

3.2	Amended and Restated Bylaws of Con-way Inc.

99.1	Press Release of XPO Logistics, Inc. dated October 30, 2015.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CON-WAY INC.

Date: November 2, 2015	By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 9, 2015, by and among Con-way Inc., XPO Logistics, Inc. and Canada Merger Corp. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Con-way Inc. with the SEC on September 10, 2015).

3.1	Amended and Restated Certificate of Incorporation of Con-way Inc.

3.2	Amended and Restated Bylaws of Con-way Inc.

99.1	Joint Press Release of XPO Logistics, Inc. and Con-way Inc., dated October 30, 2015.